As filed with the Securities and Exchange Commission on October 23, 2026.
Registration Statement No. 333-261059
Registration Statement No. 333-282762
Registration Statement No. 333-284344
Registration Statement No. 333-291106
Registration Statement No. 333-293201
Registration Statement No. 333-295414
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 3 to Form S-1 Registration Statement No. 333-261059
Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-282762
Post-Effective Amendment No. 2 to Form S-1 Registration Statement No. 333-284344
Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-291106
Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-293201
Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-295414

UNDER THE SECURITIES ACT OF 1933

Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7370	87-2306185
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1177 West Loop South, Suite 1310
Houston, Texas 77027
(832) 402-1051
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark Walker
Chairman and Chief Executive Officer
Keith Smith
President
Direct Digital Holdings, Inc.
1177 West Loop South, Suite 1310
Houston, Texas 77027
(832) 402-1051
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Stephen E. Older, Esq.
Andrew J. Terjesen, Esq.
McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor
New York, NY 10020
(212) 548-2100
Approximate date of commencement of proposed sale to the public: Not applicable
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

Direct Digital Holdings, Inc., a Delaware corporation (the “Company”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-1 (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “Commission”), to deregister:

•Any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statement on Form S-1 (File No. 333-261059), as amended, initially filed with the Commission on November 15, 2021, registering (i) 2,800,000 units, each unit consisting of one share of the Company’s Class A common stock and one warrant to purchase one share of the Company’s Class A common stock, (ii) an additional 420,000 shares of Class A common stock and warrants to purchase an additional 420,000 shares of Class A common stock available upon the exercise of the underwriters’ over-allotment option and (iii) 280,000 shares of Class A common stock issuable upon the exercise of unit purchase options held by the underwriters entitling the underwriters to purchase units consisting of one share of Class A common stock and one warrant to purchase one share of Class A common stock;

•Any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statement on Form S-1 (File No. 333-282762), filed with the Commission on October 22, 2024, registering the resale by New Circle Principal Investments LLC of 2,932,113 shares of Class A common stock;

•Any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statement on Form S-1 (File No. 333-284344), as amended, initially filed with the Commission on January 17, 2025, registering the resale by New Circle Principal Investments LLC of 8,500,000 shares of Class A common stock;

•Any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statement on Form S-1 (File No. 333-291106), initially filed with the Commission on October 27, 2025, registering the resale by New Circle Principal Investments LLC of 50,000,000 shares of Class A common stock;

•Any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statement on Form S-1 (File No. 333-293201), filed with the Commission on February 4, 2026, registering the resale by New Circle Principal Investments LLC of 1,818,181 shares of Class A common stock; and

•Any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statement on Form S-1 (File No. 333-295414), initially filed with the Commission on April 29, 2026, registering the resale by Roth Principal Investments LLC of 20,000,000 shares of Class A common stock.

The numbers of shares of Class A common stock registered under the Registration Statements set forth above (except for the Registration Statement on Form S-1 (File No. 333-295414)) have not been adjusted to reflect the one-for-four reverse stock split of the Class A common stock effected on April 27, 2026. In addition, the numbers of shares of Class A common stock registered under the Registration Statements (except for the Registration Statement on Form S-1 (File No. 333-293201) and the Registration Statement on Form S-1 (File No. 333-295414)) set forth above have not been adjusted to reflect the one-for-fifty-five reverse stock split of the Class A common stock effected on January 12, 2026.

On October 21, 2026, the Company announced its intention to apply for the voluntary delisting of the Class A common stock from the Nasdaq Capital Market and the voluntary deregistration from the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission. In connection with the Company’s voluntary decision to delist and deregister the Class A common stock, the Company has terminated any and all offerings pursuant to the Registration Statements. Accordingly, this filing is made pursuant to an undertaking made by the Company in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of each offering. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2026.

DIRECT DIGITAL HOLDINGS, INC.

By:	/s/ MARK D. WALKER
Name:	Mark D. Walker
Title:	Chairman and Chief Executive Officer
No other person is required to sign the Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.